Exhibit 99.1

Enertopia Answers Shareholder Questions about Oxyhydrogen Safety

Kelowna, British Columbia--(Newsfile Corp. - April 22, 2025) - Enertopia Corporation (OTC: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") an energy company focused on building shareholder value through a combination of our intellectual property patents in the green technology space, along with our Nevada lithium claims, is very pleased to provide the following safety review and update.

First-off we would like to thank shareholders and other interested parties for their questions with respect to our next steps. The number one question we received dealt with the safety aspect of using oxyhydrogen. We could not agree more with safety being a foremost concern throughout our three-year testing and design process. In fact, those exceptionally high levels of safety concern led to the patent pending discovery of two additional inventions being developed.

Our storage tank pressure relief valve can be preset to release gas at any PSI (pounds Per Square Inch) and vent to the atmosphere. Our patent pending pressure relief valve has been made to be compatible with all standalone propane tank valve fittings. We have also created the patent pending Intelligent Flashback Arrestor as the first line of defense, which would prevent any flashback from entering the storage tank.  The Flashback Arrestor, which was shown in our earlier video showcasing our enclosed patent pending burner unit, can be found at https://enertopia.com/hydrogen-technology/

It should also be noted that hydrogen and oxyhydrogen are light gases, due to their light molecular weight the gas rises and does not drop to ground level. This is one of the reasons that propane and natural gas have additives put into them so you can smell them in case of a leak. Propane is heavier than air gas and will sink to the lowest spot in the area and concentrate. Natural gas inside a house without proper ventilation will saturate over time. In the case of hydrogen and oxyhydrogen they rapidly disperse into the atmosphere with proper ventilation. And since no carbon is being burned or is produced as a by-product from oxyhydrogen, one does not have to worry about any potential carbon monoxide poisoning!

To date over 200 flashback tests have been completed. The storage tank has not been breached, proving the storage of gas to be safe. Our Pressure Relief Valve (PRV) can be adjusted for tank PSI rating and the amount of pressurized gas into the container. Further specifications are included in our filed patent pending documents. We have also completed flashback tests using oxyhydrogen produced by our system running a refrigerator, air-conditioning, water heating and 5K generator.

"Keep sending your great questions with or without AI as they are very much appreciated. Especially as we gear up for continuous testing in our next phase of development" Stated CEO Robert McAllister

About Enertopia

Defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mineral exploration or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the Rainmaker patent and the Energy Management System patent or Heat Extractor patent will have a positive impact on Enertopia. There can be no assurance that the pending patents for the oxyhydrogen system will be issued and if issued will have any positive effect on the Company. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC Markets and the CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.